Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Windstream Corporation of our reports dated February 24, 2010, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in Windstream Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
May 10, 2010